Exhibit 10.4

EXECUTION VERSION

FORBEARANCE AGREEMENT

AND

CONSENT, WAIVER AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

FORBEARANCE AGREEMENT AND CONSENT, WAIVER AND AMENDMENT NO. 1 TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT, dated as of August 20, 2008 (this “Agreement”), among X-RITE, INCORPORATED, a Michigan corporation (“Borrower”), certain Subsidiaries of Borrower listed on the signature pages hereof under the heading “Other Credit Parties”, as Guarantors, (such Subsidiaries, together with Borrower, are referred to herein each individually as a “Credit Party” and collectively as the “Credit Parties”), GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING, as sole lead arranger and sole bookrunner (in such capacities, “Lead Arranger”), and THE BANK OF NEW YORK MELLON (f/k/a as The Bank of New York), as administrative agent (in such capacity, together with its permitted successors in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, together with its permitted successors in such capacity, “Collateral Agent”), in each case for certain financial institutions from time to time party thereto (each a “Lender” and collectively the “Lenders”), and the LENDERS signatory hereto.

WITNESSETH:

WHEREAS, Borrower, the other Credit Parties, Administrative Agent, Collateral Agent and the Lenders have entered into that certain Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have made certain Loans to Borrower, (b) Borrower has secured all of the Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of its assets, and (c) each Credit Party (other than Borrower) has (i) guaranteed all existing and future Obligations of Borrower and the other Credit Parties and (ii) secured its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of its assets;

WHEREAS, certain Defaults and Events of Default have occurred and are continuing as of the date hereof (or the Credit Parties have informed the Agents and the Lenders that certain other Defaults and Events of Default will occur and be continuing after the date hereof), in each case as set forth in Schedule 1 hereto (such Defaults and Events of Default are referred to herein each individually as a “Designated Default” and collectively as the “Designated Defaults”);

[Signature Page to Second Lien Forbearance Agreement]

WHEREAS, each Credit Party acknowledges and agrees that, (a) as a result of the existence of the Designated Defaults, the Agents and the Lenders are (or will be) entitled to accelerate the Obligations, to seek immediate repayment in full of the Obligations and to exercise any or all of their respective rights and remedies under the Credit Agreement, each of the other Credit Documents and applicable law; and (b) the Lenders have no obligation to make any further Loans or other extensions of credit to Borrower under the Credit Agreement or otherwise;

WHEREAS, Borrower has further informed the Agents and the Lenders that Borrower intends to enter into (a) an Investment Agreement dated of even date herewith, a true, complete and correct copy of which is attached hereto as Exhibit A-1 (without giving effect to any amendments or supplements thereto, or restatements or modifications thereof, except for any of the foregoing previously consented to by Requisite Lenders (which consent shall not be unreasonably withheld, delayed or conditioned) and copies of which shall have been provided to the Agents and the Lenders, the “OEP Investment Agreement”), with OEPX, LLC, a Delaware limited liability company (“OEP”), pursuant to which Borrower shall issue to OEP, and OEP shall purchase from Borrower, 28,571,429 shares of the common stock, $0.10 par value per share (the “Common Stock”), of Borrower (the “OEP Equity Issuance”) for a cash purchase price of at least $100,000,000 (the “OEP Gross Proceeds”), and (b) an Investment Agreement dated of even date herewith, a true, complete and correct copy of which is attached hereto as Exhibit A-2 (without giving effect to any amendments or supplements thereto, or restatements or modifications thereof, except for any of the foregoing previously consented to by Requisite Lenders (which consent shall not be unreasonably withheld, delayed or conditioned) and copies of which shall have been provided to the Agents and the Lenders, the “Additional Investors Investment Agreement” and, together with the OEP Investment Agreement, the “Investment Agreements”) with each of Sagard Capital Partners, L.P., Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P., and Tinicum Capital Partners II Executive Fund, L.L.C. (collectively, the “Additional Investors”, and the Additional Investors, together with OEP, the “Equity Investors”), pursuant to which Borrower shall issue to the Additional Investors, and the Additional Investors shall purchase in the aggregate from Borrower, not less than 8,333,334 shares of Common Stock of Borrower (the “Additional Investors Equity Issuance” and, together with the OEP Equity Issuance, the “Required Equity Issuance”) for a cash purchase price of at least $25,000,000 (the “Additional Investors Gross Proceeds” and, together with the OEP Gross Proceeds, the “Required Gross Proceeds”);

WHEREAS, Borrower has further informed the Agents and Lenders that Borrower intends to issue 10,000,000 additional shares of Common Stock (the “Incremental Equity Issuance” and, together with the Required Equity Issuance, the “Equity Issuance”) to certain of the Equity Investors for a cash purchase price of not less than $30,000,000 (the “Incremental Gross Proceeds”);

WHEREAS, Borrower has further informed the Agents and Lenders that Borrower desires to use: (a) a portion of the Required Gross Proceeds to (i) pay certain fees and expenses of Borrower and each of the Equity Investors incurred in connection with the Required Equity Issuance, this Agreement and the respective transactions and other documentation related thereto (or reimburse Borrower and each of the Equity Investors in respect of any such fees and expenses paid by such Persons prior to the First Amendment Effective Date (as defined below), in each case set forth in Schedule 2 hereto (or in any revised such Schedule 2 prepared in good faith by Borrower and delivered by Borrower to Lead Arranger at any time and from time to time after the date hereof), in an aggregate amount for all such fees and expenses not to exceed $25,000,000 (the “Initial Equity Issuance Payment”); provided that any determination of Borrower’s compliance with such limitation on the amount of the Initial Equity Issuance Payment shall exclude (x) the Second Lien Lender Fees (as defined below) and the First Lien Lender Fees (as defined in the Corresponding First Lien Agreement referred to below), (y) the Goldman Hedge Payoff Amount (as defined below), and (z) fees, costs and expenses of Borrower arising as a result of the receipt by Borrower of a Superior Proposal or Acquisition Proposal (as such terms are defined in the Investment Agreements), (ii) pay in full the outstanding principal amount due and owing to Goldman Sachs Capital Markets, L.P. and its Affiliates (collectively, “Goldman”) in connection with the Interest Rate Agreements set forth in Schedule 3 hereto (collectively, the “Existing Hedge Agreements”) in an aggregate amount not to exceed $12,165,000, plus the aggregate amount of interest accruing thereon pursuant to the Existing Hedge Agreements through the First Amendment Effective Date (collectively, the “Goldman Hedge Payoff Amount”), (iii) prepay the Existing Headquarters Loan by an amount equal to $3,500,000 (the “Existing Headquarters Loan Repayment Amount” and, together with the Goldman Hedge Payoff Amount, the First Lien Lender Fees, the Second Lien Lender Fees and the portion of the Required Gross Proceeds used to consummate the Initial Equity Issuance Payment, the “Restructuring Transaction Costs”) and (iv) pay the First Lien Lender Fees and the Second Lien Lender Fees; and (b) ninety percent (90%) of the Required Gross Proceeds, net of the Restructuring Transaction Costs (such net Required Gross Proceeds, the “Net Cash Proceeds from Required Equity Issuance”), to make a mandatory prepayment of the First Lien Term Loans (the “Required Equity Issuance Mandatory Prepayment”) in accordance with the terms of the First Lien Credit Agreement; and (c) ten percent (10%) of the Net Cash Proceeds from Required Equity Issuance to voluntarily prepay the Loans and any prepayment premium on the amount prepaid payable pursuant to Section 2.13(b) of the Credit Agreement (the “Initial Second Lien Prepayment”);

WHEREAS, Borrower has further informed the Agents and Lenders that Borrower desires to use the Incremental Gross Proceeds to: (a) pay all fees and expenses incurred by Borrower and the Equity Investors in connection with the Incremental Equity Issuance and the respective transactions and documents related thereto (the “Incremental Equity Issuance Payment” and, together with the Initial Equity Issuance Payment, the “Equity Issuance Payment”), in each case set forth in Schedule 4 hereto (or in any revised such Schedule 4 prepared in good faith by Borrower and delivered by Borrower to Lead Arranger at any time and from time to time after the date hereof); and (b) voluntarily prepay the Loans and any prepayment premium on the amount prepaid payable pursuant to Section 2.13(b) of the Credit Agreement with any portion thereof remaining after payment of the Incremental Equity Issuance Payment, in an amount not exceeding $30,000,000 (the “Incremental Second Lien Prepayment” and, together with the Initial Second Lien Prepayment, the “Second Lien Prepayment”);

WHEREAS, Borrower has further informed the Agents and Lenders that Borrower desires to enter into an amendment and modification to the Existing Headquarters Mortgage, a true, complete and correct copy of which is attached hereto as Exhibit B (the “Existing Headquarters Mortgage Modification”), pursuant to which Borrower shall amend certain terms and provisions of the Existing Headquarters Loan, which Existing Headquarters Mortgage Modification shall become effective on or prior to August 30, 2008 (the “Existing Headquarters Mortgage Modification Effective Date”);

WHEREAS, Borrower has informed the Agents and Lenders that Borrower desires to sell (the “Life Insurance Policy Sale”) those certain Key Person Life Insurance Policies set forth in Schedule 5 hereto;

WHEREAS, Borrower has requested that the Agents and Lenders forbear in accordance with the terms and subject to the conditions hereof from accelerating the Obligations and taking action to collect payment of the Obligations;

WHEREAS, Borrower and the other Credit Parties have further requested that Administrative Agent and the Requisite Lenders, in each case effective as of the Forbearance Effective Date (as defined in Section 5), consent to (a) the Life Insurance Policy Sale (and (x) subject to the terms and conditions set forth in Section 2(c), waive any mandatory prepayment required pursuant to Section 2.14 of each of the Credit Agreement and the First Lien Credit Agreement as a result thereof, but solely with respect to the Net Asset Sale Proceeds described in clause (y) below, and (y) subject to the terms and provisions contained herein, permit Borrower to retain $7,500,000 of the Net Asset Sale Proceeds thereof), (b) the execution and delivery by Borrower of the Existing Headquarters Mortgage Modification, (c) the Equity Issuance (and waive any mandatory prepayment that would be required pursuant to Section 2.14 of each of the Credit Agreement and the First Lien Credit Agreement as a result thereof), and (d) payment by Borrower of the Equity Issuance Payment, the Goldman Hedge Payoff Amount, the Required Equity Issuance Mandatory Prepayment, the Existing Headquarters Loan Repayment Amount and the Second Lien Prepayment, respectively;

WHEREAS, Borrower and the other Credit Parties have further requested that Administrative Agent and Requisite Lenders, in each case effective as of the First Amendment Effective Date, (a) waive the Designated Defaults and (b) amend the Credit Agreement in certain respects, in each case, in accordance with the terms and subject to the conditions set forth herein; and

WHEREAS, the Agents and Lenders agree to accommodate such requests of Borrower and the other Credit Parties, in each case on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Forbearance; Forbearance Period.

(a) Each of Administrative Agent, Collateral Agent and each of the Lenders signatories hereto agrees that, upon the terms and subject to the conditions set forth herein (and notwithstanding the existence of the Designated Defaults), during the period (the “Forbearance Period”) commencing on the Forbearance Effective Date (as defined below) and ending on the date (the “Forbearance Termination Date”) that is the earlier to occur of (i) January 1, 2009, and (ii) the date of the occurrence of a Forbearance Termination Event (as defined below), such

Person shall not exercise or enforce any of its rights and remedies against any Credit Party that such Person would otherwise be entitled to exercise under the Credit Agreement or any of the other Credit Documents or applicable law, including, without limitation, the UCC, by reason (and only by reason) of the existence of the Designated Defaults (the “Forbearance”). The occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Forbearance (each a “Forbearance Termination Event”):

(i) the OEP Investment Agreement (A) is terminated by any party thereto pursuant to Article V thereof, (B) automatically terminates because Borrower and/or any Subsidiary of Borrower shall have commenced any case, proceeding or other action (x) under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution or composition, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (C) terminates because there shall be commenced against Borrower and/or any Subsidiary of Borrower, any case, proceeding or other action of a nature referred to in clause (B) above that results in the entry of an order for relief or any such adjudication or appointment; or

(ii) the later to occur of (A) the occurrence of an event or events, since December 30, 2007, that would have a Material Adverse Effect (as defined in the OEP Investment Agreement) except as was Previously Disclosed (as defined in the OEP Investment Agreement), and (B) the receipt by Borrower and OEP of (x) a written notice from the “Administrative Agent” under and as defined in the First Lien Credit Agreement (the “First Lien Administrative Agent”), acting at the direction of the Requisite Lenders (as defined in the First Lien Credit Agreement), or (y) a written notice from Administrative Agent, acting at the direction of the Requisite Lenders, in each case stating that an event has occurred or events have occurred, since December 30, 2007, that would have a Material Adverse Effect (as defined in the OEP Investment Agreement), except as was Previously Disclosed (as defined in the OEP Investment Agreement). No Lender shall have a right to terminate this Agreement as a result of a Forbearance Termination Event under this clause (ii) until the fifth Business Day following the receipt by Borrower and OEP of (x) a written notice from the First Lien Administrative Agent, acting at the direction of the Requisite Lenders (as defined in the First Lien Credit Agreement), or (y) a written notice from Administrative Agent, acting at the direction of the Requisite Lenders, in each case stating that an event has occurred or events have occurred, since December 30, 2007, that would have a Material Adverse Effect (as defined in the OEP Investment Agreement), except as was Previously Disclosed (as defined in the OEP Investment Agreement, and setting forth in good faith and in reasonable detail a description of the applicable event or events.

(b) The Forbearance is temporary and limited in nature and nothing contained herein is intended, or shall be deemed or construed: (i) to preclude or prevent any Agent or Lender from exercising any rights or remedies against any Credit Party under the Credit Agreement, any of the other Credit Documents or applicable law, including, without limitation the UCC, arising on account of (A) any Default or Event of Default other than a Designated

Default, or (B) any Designated Default from and after the Forbearance Termination Date; (ii) except as otherwise expressly set forth herein, to effect any amendment or other modification of the Credit Agreement or any of the other Credit Documents, all of which shall remain in full force and effect in accordance with their respective terms; (iii) except as otherwise expressly set forth herein, to constitute a waiver of any of the Designated Defaults or any future Defaults or Events of Default or any term or provision of the Credit Agreement or any of the other Credit Documents or applicable law; or (iv) to establish a custom or course of dealing between the Agents and the Lenders, on the one hand, and the Credit Parties, on the other hand. Furthermore, nothing contained herein is intended, or should be deemed or construed, to require any Agent or Lender to extend the Forbearance Termination Date for any reason whatsoever or make any additional extensions of credit under the Credit Agreement.

(c) Notwithstanding anything contained herein to the contrary, on the Forbearance Termination Date, without the requirement of any notice to any Credit Party or any other Person: (i) the Forbearance and all agreements set forth in Section 1(a) of this Agreement shall terminate automatically and be of no further force or effect, and (ii) subject to the terms of the Credit Documents and applicable law, including, without limitation, the UCC, each Agent and Lender shall be free in its sole and absolute discretion without limitation to proceed to enforce any or all of such Person’s rights and remedies set forth in this Agreement, the Credit Agreement, the other Credit Documents and applicable law, including, without limitation, the right to sue, ask for or demand from the Credit Parties payment in full of all Obligations to the extent then permitted pursuant to the Credit Agreement, in whole or in part, and to otherwise enforce any or all of its rights and remedies (including rights of acceleration and foreclosure) under the Credit Documents against any Credit Party or any other Person. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each Credit Party acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Agents and Lenders under the Credit Documents and applicable law with respect to such Credit Party shall continue to be available to the Agents and Lenders from and after the Forbearance Effective Date.

(d) Administrative Agent and the Lenders signatories hereto hereby agree that:

(i) during the Forbearance Period, in addition to the revolving loans and letters of credit outstanding under the First Lien Credit Agreement as of the Forbearance Effective Date, but in any event subject to the satisfaction of the conditions precedent set forth in Section 3.2(a) of the First Lien Credit Agreement (other than the conditions precedent set forth in Section 3.2(a)(iii) and Section 3.2(a)(iv) thereof), each lender under the First Lien Credit Agreement with a revolving commitment thereunder shall continue to make revolving loans thereunder, and to issue or cause to be issued, and participate in, letters of credit thereunder, in each case to or for the account of Borrower; provided that the aggregate outstanding principal balance of such additional revolving loans plus the aggregate undrawn face amount of all such additional letters of credit shall not exceed $10,000,000 (the “Maximum Forbearance Amount”) at any time during the Forbearance Period; provided, further, that (A) only up to $2,000,000 of the Maximum Forbearance Amount shall be available at all times during the Forbearance Period, (ii) only up to $3,000,000 of the Maximum Forbearance Amount shall be available at all times during the Forbearance Period for the payment of fees and expenses incurred in connection with this Agreement and the Corresponding First Lien Agreement, the Equity Issuance and the other transactions contemplated by the Corresponding First Lien Agreement, the Investment Agreements and any related documentation, and (iii) the remaining $5,000,000 of the Maximum Forbearance Amount shall be available only to the extent that an equal amount of Cash is held by Foreign Subsidiaries. Notwithstanding anything contained herein or in the First Lien Credit Agreement to the contrary, during the Forbearance Period, (x) no revolving loans under the First Lien Credit Agreement shall be advanced as Eurodollar Rate Loans (as defined in the First Lien Credit Agreement), and (y) no loans under the First Lien Credit Agreement may be converted into or continued as Eurodollar Rate Loans (as defined in the First Lien Credit Agreement);

(ii) during the period beginning on July 1, 2008 until the First Amendment Effective Date, the Applicable Margin shall be equal to (A) with respect to Loans that are Eurodollar Rate Loans, 9.50% per annum, and (B) with respect to Loans that are Base Rate Loans, 8.50% per annum; and

(iii) during the Forbearance Period, Borrower shall not be required to comply with the financial covenants set forth in Section 6.8 of the Credit Agreement with respect to any Fiscal Quarter occurring prior to the Fiscal Quarter ending closest to December 31, 2008.

(e) Each of the Credit Parties hereby agrees that, during the Forbearance Period:

(i) subject to the Forbearance, the waiver of Designated Defaults set forth in Section 3 hereof and the other terms and provisions of this Agreement, all of the Credit Documents shall remain in full force and effect and the Credit Parties shall continue to comply with all covenants and other obligations under the Credit Documents including, but not limited to, the obligation to make any and all scheduled payments of principal or interest on the Loans or pursuant to the Notes and other payments required under the Credit Documents in each case when due and payable;

(ii) Borrower shall deliver to Administrative Agent, Lead Arranger and each of the Lenders within 30 days after the end of each monthly fiscal period of Borrower ending after the Forbearance Effective Date, (A) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such monthly fiscal period and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such monthly fiscal period, and (B) a rolling thirteen (13) week cash flow forecast and cash balance report on a consolidated basis for Borrower and its Subsidiaries, in each case in the form customarily prepared by Borrower; and

(iii) on a date certain to be agreed upon by Borrower and Lead Arranger after the delivery by Borrower of the financial statements referred to the foregoing clause (ii) with respect to any monthly fiscal period, Borrower shall conduct a single conference call with Lead Arranger and any Lender that desires to participate therein regarding the financial results and the financial condition of Borrower and its Subsidiaries, on which conference call shall be present the chief financial officer or such other authorized representative of the Credit Parties as may be reasonably requested by Lead Arranger, each of such conference calls to be held at a time convenient to Lead Arranger, the Requisite Lenders and Borrower.

Section 2. Consents.

(a) Effective as of the Forbearance Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, Administrative Agent, Collateral Agent and the Lenders signatories hereto hereby consent to (i) the Required Equity Issuance (and hereby acknowledge and agree that the Required Equity Issuance shall not constitute a Change of Control and will not result in an Event of Default under Section 8.1(k) of the Credit Agreement), (ii) the Initial Equity Issuance Payment, and (iii) the payment of the Goldman Hedge Payoff Amount, the Existing Headquarters Loan Repayment Amount and the Initial Second Lien Prepayment (and hereby waive the requirements of Section 2.14 of the Credit Agreement, solely with respect to the Net Cash Proceeds from Required Equity Issuance, to the extent such proceeds, substantially contemporaneously with receipt thereof by or for the account of Borrower, are used to pay the Goldman Hedge Payoff Amount, the Required Equity Issuance Mandatory Prepayment, the First Lien Lender Fees, the Second Lien Lender Fees, the Existing Headquarters Loan Repayment Amount and the Initial Second Lien Prepayment); provided that the effectiveness of each of the foregoing consents and waivers is subject to the following conditions:

(A) the Required Equity Issuance (x) is consummated no later than January 1, 2009, (y) results in the concurrent receipt by Borrower in immediately available Dollars of Required Gross Proceeds in an aggregate amount not less than $125,000,000 and (z) is consummated in accordance with the terms and conditions set forth in the respective Investment Agreements and applicable law;

(B) the Required Gross Proceeds are used by Borrower solely to pay the Restructuring Transaction Costs and, substantially contemporaneously with receipt thereof by or for the account of Borrower, to make the Required Equity Issuance Mandatory Prepayment and the Initial Second Lien Prepayment;

(C) on or prior to the First Amendment Effective Date, Borrower shall have delivered to Administrative Agent and Lead Arranger a funds flow describing the sources and uses of the Required Gross Proceeds and the Net Cash Proceeds from Required Equity Issuance, in form and substance reasonably acceptable to Lead Arranger;

(D) with respect to the Goldman Hedge Payoff Amount, on or prior to the First Amendment Effective Date, Borrower shall have delivered to Administrative Agent and Lead Arranger evidence reasonably satisfactory to Lead Arranger that such amount has been applied to payment of Borrower’s obligations in respect of the Existing Hedge Agreements and Borrower shall deliver a payoff letter evidencing the payment in full of all amounts due and owing under the Existing Hedge Agreements and the release of all claims against Borrower and each other Credit Party by Goldman, in form and substance reasonable satisfactory to Lead Arranger; and

(E) the Existing Headquarters Loan shall have been repaid in an amount equal to $3,500,000.

(b) Effective as of the Forbearance Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, Administrative Agent, Collateral Agent and the Lenders signatories hereto hereby consent to (i) the Incremental Equity Issuance, (ii) the Incremental Equity Issuance Payment and (iii) the Incremental Second Lien Prepayment (and hereby waive the requirements of Section 2.14 of the Credit Agreement solely with respect to the Net Cash Proceeds from the Incremental Equity Issuance to the extent that the Incremental Gross Proceeds substantially contemporaneously with receipt thereof are used to consummate the Incremental Equity Issuance Payment and the Incremental Second Lien Prepayment); provided that the effectiveness of each of the foregoing consents and waivers is subject to the following conditions:

(A) the Incremental Equity Issuance (x) is consummated no later than January 1, 2009 and is consummated substantially contemporaneously with the Required Equity Issuance and (y) is consummated on terms and conditions substantially the same as those set forth in the respective Investment Agreements;

(B) the Incremental Gross Proceeds are used by Borrower, substantially contemporaneously with receipt thereof by or for the account of Borrower, solely to make the Incremental Equity Issuance Payment and the Incremental Second Lien Prepayment;

(C) on or prior to the First Amendment Effective Date, Borrower shall have delivered to Administrative Agent and Lead Arranger a funds flow describing the sources and uses of the Incremental Gross Proceeds and the Net Cash Proceeds from the Incremental Equity Issuance, in form and substance reasonably acceptable to Lead Arranger; and

(D) any Incremental Gross Proceeds in excess of $30,000,000 shall be applied substantially contemporaneously with receipt thereof by or for the account of Borrower as a mandatory prepayment of the Loans in accordance with Section 2.14 of the First Lien Credit Agreement.

(c) Effective as of the Forbearance Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, Administrative Agent, Collateral Agent and the Lenders signatories hereto hereby consent to the Life Insurance Policy Sale so long as the Net Asset Sale Proceeds of the Life Insurance Policy Sale are promptly delivered to the First Lien Administrative Agent to be applied as a mandatory prepayment of the First Lien Term Loans as required pursuant to Section 2.14 of the First Lien Credit Agreement; provided that, notwithstanding the foregoing, (i) the aggregate gross proceeds of the Life Insurance Policy Sale shall be in an amount not less than the cash surrender value of the Key Person Life Insurance Policies set forth in Schedule 5 hereto as of the date on which Borrower enters into a binding agreement providing for the Life Insurance Policy Sale, and (ii)

Borrower shall be permitted to retain $7,500,000 of such Net Asset Sale Proceeds (the “Retained Insurance Proceeds”); provided, further, that until the First Amendment Effective Date, all Retained Insurance Proceeds shall be held by Borrower in a segregated deposit account maintained with the First Lien Collateral Agent or with a bank that has entered into an account control agreement with Collateral Agent, the First Lien Collateral Agent and Borrower in form and substance reasonably satisfactory to Collateral Agent (the “Insurance Proceeds Control Agreement”); provided that, on the First Amendment Effective Date, the Insurance Proceeds Control Agreement shall be terminated and the Retained Insurance Proceeds shall be released to Borrower for use by Borrower for general corporate purposes.

(d) Effective as of the Forbearance Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, Administrative Agent, Collateral Agent and the Lenders signatories hereto hereby consent to the Existing Headquarters Mortgage Modification and the transactions contemplated thereby.

(e) Effective as of the Forbearance Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, Administrative Agent, Collateral Agent and the Lenders signatories hereto hereby consent to the Corresponding First Lien Agreement; provided that the effectiveness of such consent is subject to the following: (A) the execution and delivery to Administrative Agent by the First Lien Collateral Agent on or prior to the First Amendment Effective Date of the Intercreditor Reaffirmation and Amendment (as defined below) pursuant to which the “Lenders” under and as defined in the First Lien Credit Agreement (the “First Lien Lenders”) shall have agreed that the increase in the Applicable Margin provided for herein shall not apply against the basket of permitted increases therein set forth in the Intercreditor Agreement and (B) the First Lien Administrative Agent, the First Lien Collateral Agent and the First Lien Lenders shall have consented to the transactions contemplated by this Agreement.

Section 3. Waiver of Designated Defaults. Effective as of, and subject to the occurrence of, the First Amendment Effective Date, and in reliance on the representations and warranties of Borrower set forth in this Agreement and in the Credit Agreement, as amended hereby, Administrative Agent, Collateral Agent and the Lenders signatories hereto hereby waive each of the Designated Defaults. The foregoing waiver is not intended and shall not be deemed or construed to constitute a waiver of any other Default or Event of Default existing under the Credit Agreement or that hereafter may occur under the Credit Agreement, as amended, or to establish a custom or course of dealing among Borrower, any other Credit Party, any Agent, the Lenders or any of them. Except as specifically set forth herein, the Agents and the Lenders hereby expressly reserve all of their rights and remedies under the Credit Agreement, as amended, the other Credit Documents and applicable law.

Section 4. Amendments to Credit Agreement. Effective as of, and subject to the occurrence of, the First Amendment Effective Date, and in reliance on the representations and warranties of Borrower set forth in this Agreement and in the Credit Agreement, as amended hereby, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:

“Cash Election” as defined in Section 2.8(e).

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Corresponding First Lien Agreement” as defined in the First Amendment Agreement.

“Election” as defined in Section 2.8(e).

“Equity Issuance” as defined in the First Amendment Agreement.

“Existing Headquarters Mortgage Modification” as defined in the First Amendment Agreement.

“Existing Headquarters Mortgage Modification Effective Date” as defined in the First Amendment Agreement.

“First Amendment Agreement” means that certain Forbearance Agreement and Consent, Waiver and Amendment No. 1 to Second Lien Credit and Guaranty Agreement dated as of August 20, 2008 and effective as of the Forbearance Effective Date by and among Borrower, the Guarantors, certain other Credit Parties, Administrative Agent, Collateral Agent and the Requisite Lenders.

“First Amendment Effective Date” as defined in the First Amendment Agreement.

“Forbearance Effective Date” as defined in the First Amendment Agreement.

“Intercreditor Reaffirmation and Amendment” as defined in the First Amendment Agreement.

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Adjusted EBITDA for the four Fiscal Quarter period then ended to (b) Consolidated Cash Interest Expense for such four Fiscal Quarter period. Notwithstanding the foregoing, for purposes of determining the Interest Coverage Ratio for the Fiscal Quarter (i) ending closest to December 31, 2008, the Consolidated Cash Interest Expense for such Fiscal Quarter (after giving pro forma effect to Borrower’s recapitalization plan and assuming such recapitalization plan was consummated as of the first day of such Fiscal Quarter) shall be multiplied by four, (ii) ending closest to March

31, 2009, the Consolidated Cash Interest Expense for such Fiscal Quarter shall be multiplied by four, (iii) ending closest to June 30, 2009, the Consolidated Cash Interest Expense for the two most recently ended Fiscal Quarters shall be multiplied by two, and (iv) ending closest to September 30, 2009, the Consolidated Cash Interest Expense for the three most recently ended Fiscal Quarters multiplied by 4/3.

“OEP” means OEPX, LLC, a Delaware limited liability company.

“Permitted Holders” means, collectively, OEP, Sagard Capital Partners, L.P., Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. Tinicum Capital Partners II Executive Fund, L.L.C. and their respective Control Investment Affiliates.

“PIK Election” as defined in Section 2.8(e).

“PIK Interest” means interest paid in the form of increasing the outstanding principal amount of the Loans as provided in Section 2.8(e).

“Restructuring Transaction Costs” as defined in the First Amendment Agreement.

(b) Section 1.1 of the Credit Agreement is hereby further amended by substituting the definitions of the terms set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:

“Applicable Margin” means from the First Amendment Effective Date with respect to Loans that are Eurodollar Rate Loans, 11.375% per annum (of which up to 2.50% per annum may, at the option of the Borrower, be made as PIK Interest) and with respect to Loans that are Base Rate Loans, 10.375% (of which up to 2.50% per annum may, at the option of the Borrower, be made as PIK Interest).

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense (including, without duplication and to the extent constituting Consolidated Interest Expense in accordance with GAAP, interest expense relating to the settlement of the Existing Interest Rate Agreements), (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) Cash restructuring charges in connection with the Pantone Mergers, the Prior Tender Offer and restructurings occurring after the First Amendment Effective Date of up to $17,500,000 in the aggregate with respect to all such charges, (g) non-Cash charges associated with the cash surrender value of Borrower’s life insurance policy portfolio, (h) fees and expenses incurred in connection with the Equity Issuance to the extent deducted in the calculation of net income (or loss) for such period, (i) property taxes paid prior to the First Amendment Effective Date by Borrower on the Existing Headquarters Asset to the extent (x) deducted in the calculation of net income (or loss) for such period, and (y) all addbacks in respect of property taxes do not exceed $801,000, (j) the amount of non-Cash expenses related to the implementation of changes in accounting methods or estimates at the time of such implementation, (k) one-time charges or reserves (including, without limitation, fees and expenses) constituting Restructuring Transaction Costs, (l) fees and expenses payable to any Agent or Lender on the Forbearance Effective Date or the First Amendment Effective Date, (m) fees and expenses payable to the “Administrative Agent” under and as defined in the First Lien Credit Agreement or any “Lender” under and as defined in the First Lien Credit Agreement on the Forbearance Effective Date or First Amendment Effective Date, respectively, (n) one-time fees and expenses relating to Permitted Acquisitions (whether or not consummated), and (o) other non-Cash losses, charges, costs or other items reducing Consolidated Net Income for such period (excluding any such non-Cash loss, charge, cost or other item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash and, to the extent constituting Consolidated Interest Expense, payments made in respect of the Existing Interest Rate Agreements.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) Consolidated Capital Expenditures (net of any proceeds of (x) any related financings with respect to such expenditures and (y) any sales of assets used to finance such expenditures), (b) Consolidated Cash Interest Expense, (c) provisions for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period, (d) Cash payments for the purchase price paid in connection with Permitted Acquisitions (whether or not consummated), to the extent not paid with the proceeds of any Indebtedness (other than revolving loans under the First Lien Credit Agreement) or from the issuance of, or capital contribution in respect of, any equity securities and (e) transaction costs and expenses paid in Cash in connection with Permitted Acquisitions (whether or not consummated) and added back to net income in the determination of Consolidated Adjusted EBITDA.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Existing Headquarters Asset” means the property commonly known as 3100 44th Street Southwest, Grandville, Michigan.

“Existing Headquarters Asset Sale” means the sale by Borrower of the Existing Headquarters Asset pursuant to an Asset Sale.

(c) The definition of the term “Base Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the figure “2.00%” appearing at the end thereof and inserting the figure “4.00%” in lieu thereof.

(d) The definition of the term “Change of Control” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the words “, other than the Permitted Holders,” immediately after the words “(within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act)” appearing therein and (ii) deleting the words “Closing Date” appearing in clause (ii) thereof and substituting the words “First Amendment Effective Date” in lieu thereof.

(e) The definition of the term “Credit Document” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the words “the First Amendment Agreement” immediately after the words “the Intercreditor Agreement,” appearing therein.

(f) The definition of the term “Excluded Equity Issuance” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (b) thereof and (ii) inserting new clauses (d) and (e) at the end thereof as follows: “, (d) Cash proceeds resulting from the issuance of Capital Stock by Borrower to the extent used within one hundred eighty (180) days of receipt thereof by or for the account of Borrower to finance the consummation of a Permitted Acquisition and (e) up to $50,000,000 of Cash proceeds resulting from the issuance of Capital Stock (other than proceeds of the Equity Issuance) by Borrower to the extent used within sixty (60) days of receipt thereof by or for the account of Borrower to finance Capital Expenditures of Borrower and its Subsidiaries and/or any Investment otherwise permitted pursuant to Section 6.7”.

(g) The definition of the term “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the words “and Cash” after the words “the “Revolving Commitments”“ appearing in clause (vi) thereof, (ii) inserting “)” after the words “in connection therewith” appearing in clause (vi) thereof, (iii) deleting the figure “$15,000,000” appearing in clause (vi) thereof and inserting the figure “$20,000,000” in lieu thereof and (iv) re-designating current clause (vii) thereof as clause (viii) and inserting the following new clause (vii):

“(vii) after giving effect to such acquisition, Consolidated Adjusted EBITDA for the most recent twelve-month period prior to the acquisition date for which financial statements are available shall not be reduced by more than $2,000,000, subject to pro forma adjustments reasonably acceptable to Lead Arranger; and”.

(h) Section 2.8 of the Credit Agreement is hereby amended by inserting the following new clause (e):

“(e) Borrower shall, upon its election, pay the interest accrued pursuant to Section 2.8(a) (i) entirely in cash (a “Cash Election”) or (ii) by capitalizing and adding no more than 2.50% per annum of such interest to the unpaid principal amount of the Loans and paying the remaining portion of such interest in cash (a “PIK Election” and, together with a Cash Election, an “Election”); provided, however, that each Election shall apply ratably to all outstanding Loans; provided, further that, in each case, during each Interest Period within which the Borrower has made a PIK Election, interest shall be considered paid on the date due with respect to Loans subject to such PIK Election so long as the Borrower has notified Administrative Agent of such PIK Election as set forth in the next sentence. Borrower shall elect the form of interest payment with respect to each Interest Period by notifying Administrative Agent, in writing, at least three (3) Business Days prior to the beginning of such Interest Period. Administrative Agent shall promptly notify each Lender of Borrower’s Election. In the absence of such an Election for any Interest Period, interest for such Interest Period will be payable in the form of the Election for the prior Interest Period.”

(i) Section 2.10 of the Credit Agreement is hereby amended by deleting the words “Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a)” appearing therein and inserting the following in lieu thereof:

“(a) At the election of the Requisite Lenders, upon the occurrence and during the continuance of an Event of Default (other than under Section 8.1(f) and 8.1(g)), or (b) automatically, upon the occurrence and during the continuance of an Event of Default under Section 8.1(f) or 8.1(g)”.

(j) Section 2.14(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(a) Asset Sales. No later than the third (3rd) Business Day following the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15 in an aggregate amount equal to such Net Asset Sale Proceeds; provided that (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $5,000,000, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds (other than Net Asset Sale Proceeds from any Existing Headquarters Asset Sale) within one hundred eighty days of receipt thereof in long term productive assets of the general type used in the business of Borrower and its Subsidiaries; provided, further, that the Net Asset Sale Proceeds from the Existing Headquarters Asset Sale may be applied first against the Existing Headquarters Loan, with any such Net Asset Sale Proceeds remaining after payment in full in Cash of the Existing Headquarters Loan being applied as otherwise required by this Section 2.14(a) (without being reinvested as otherwise permitted by Section 2.14(a)).”

(k) Section 2.14(e) of the Credit Agreement is hereby amended by deleting the words “December 31, 2008” appearing therein and substituting “December 31, 2009” in lieu thereof.

(l) Section 4.9 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“4.9. No Material Adverse Change. Since December 30, 2007, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; provided that the Lenders acknowledge that, in and of themselves, (i) the Designated Defaults, (ii) the events that have been Previously Disclosed (as defined in the Investment Agreements) and (iii) the execution and delivery of the First Amendment Agreement, the Corresponding First Lien Agreement and the Investment Agreements, in and of themselves, and the consummation of the respective transactions contemplated hereby and thereby, do not constitute a Material Adverse Effect for purposes of this Agreement.”

(m) Schedule 4.21 to the Credit Agreement is hereby deleted in its entirety and a revised Schedule 4.21 attached hereto as Exhibit C is substituted in lieu thereof.

(n) Section 5.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(a) Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each monthly fiscal period, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such monthly fiscal period and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such monthly fiscal period, in each case in the form customarily prepared by Borrower;”.

(o) Section 5.1(b) of the Credit Agreement is hereby amended by (i) deleting the words “the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows” appearing therein and substituting the words “the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows” in lieu thereof and (ii) inserting the following proviso at the end thereof: “provided that Borrower acknowledges and agrees that Borrower shall in any event deliver financial statements under this clause (b) with no less information set forth therein than the financial disclosures required to be provided by Borrower in respect thereof in form 10-Q;”.

(p) Section 5.1(c) of the Credit Agreement is hereby amended by deleting the words “and consolidating” and “(and with respect to statements of income, consolidating)” in each case appearing in clause (i) thereof.

(q) Section 5.1(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(i) Financial Plan. As soon as practicable and in any event no later than March 7 of each Fiscal Year, a consolidated plan and financial forecast for the then current Fiscal Year and the forthcoming Fiscal Year (or portions thereof) on a year by year basis, and for the then current Fiscal Year on a quarter by quarter basis (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each quarter of each such Fiscal Year;”.

(r) Section 5.1(o) of the Credit Agreement is hereby amended by inserting the following proviso immediately after the words “Form 8-K” appearing in clause (A)(iii) thereof:

“provided that any information in this clause (A) that is filed by Borrower with the Securities and Exchange Commission shall be deemed delivered for purposes of this Section 5.1(o)”.

(s) Section 5.10 of the Credit Agreement is hereby amended by adding new clause (c) immediately following clause (b) thereof as follows:

“(c) The foregoing provisions of this Section 5.10 notwithstanding, in the event Requisite Lenders shall determine in their reasonable discretion, that the costs of obtaining Liens and security interests required by this Section 5.10 are excessive in relation to the value of the security to be afforded thereby or obtaining such interest is not commercially practicable, then Borrower or the applicable Subsidiary shall not be required to comply with the provisions of clauses (a) and/or (b) of this Section 5.10; provided that the “Lenders” under and as defined in the First Lien Credit Agreement have made a similar determination and the First Lien Collateral Agent shall not have been granted any Liens on or security interests in such assets.”

(t) Section 5.11 of the Credit Agreement is hereby amended by adding the following language immediately following the last sentence thereof:

“The foregoing provisions of this Section 5.11 notwithstanding, in the event Requisite Lenders shall determine in their reasonable discretion, that the costs of obtaining liens and security interest required by this Section 5.11 are excessive in relation to the value of the security to be afforded thereby or obtaining such interest is not commercially practicable, then Borrower or the applicable Subsidiary shall not be required to comply with the provisions of this Section 5.11; provided that the “Lenders” under and as defined in the First Lien Credit Agreement have made a similar determination and the First Lien Collateral Agent shall not have been granted any Liens on or security interests in such assets.”

(u) Section 5.12 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“5.12. Interest Rate Protection. No later than one hundred twenty (120) days following the First Amendment Effective Date and at all times thereafter until the third anniversary of the Closing Date, Borrower shall obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to Lenders, in order to ensure that no less than 50% of the aggregate principal amount of the total Indebtedness of Borrower and its Subsidiaries then outstanding from time to time is either (a) subject to such Interest Rate Agreements or (b) Indebtedness that bears interest at a fixed rate.”

(v) Section 5.13 of the Credit Agreement is hereby amended by (i) inserting the words “after the last day of the Fiscal Year ending closest to December 31, 2008” immediately before the words “the gross revenues of X-Rite GmbH exceed the foreign currency equivalent of $5,000,000” appearing in clause (a) thereof, (ii) deleting the words “thirty (30) days” appearing in clause (a) thereof and substituting “sixty (60) days” in lieu thereof, (iii) deleting the words “December 31, 2007” appearing in clause (b) thereof and substituting “December 31, 2008 (or such later date as agreed by Requisite Lenders” in lieu thereof and (iv) deleting clause (c) thereof in its entirety.

(w) Section 5.17 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“5.17. Existing Headquarters Asset Sale. Simultaneously with the consummation of the Existing Headquarters Asset Sale, Borrower and its Subsidiaries shall (a) repay in full all Indebtedness outstanding under the Existing Headquarters Loan with the proceeds of the Existing Headquarters Asset Sale, (b) terminate any commitments to lend or make other extensions of credit thereunder and (c) deliver to Administrative Agent and Lead Arranger copies of all documents or instruments necessary to release all Liens (including, without limitation, the Existing Headquarters Mortgage) securing Indebtedness outstanding under the Existing Headquarters Loan or other obligations of Borrower and its Subsidiaries thereunder being repaid in connection with the closing of the Existing Headquarters Asset Sale; provided that (i) the consideration received for such Asset Sale shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (ii) not less than 100% of the consideration received for such Asset Sale shall be paid in cash, and (iii) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a); provided that such Net Asset Sale Proceeds shall be payable against the Existing Headquarters Loan (and thereafter the Loans) no later than the third (3rd) Business Day following the date of receipt by Borrower or any of its Subsidiaries of such Net Asset Sale Proceeds, and such Net Asset Sale Proceeds may not be reinvested as otherwise permitted by Section 2.14(a).”

(x) Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.18 immediately following Section 5.17 thereof as follows:

“5.18. Lender Meetings. In the event that, at any time after the First Amendment Effective Date, Borrower delivers to Administrative Agent, Lead Arranger or any Lender financial statements pursuant to Section 5.1(b) demonstrating that the Leverage Ratio for the twelve (12) month period ending on the last day of the applicable Fiscal Quarter is greater than 4.00 to 1.00, upon the request of Administrative Agent or Requisite Lenders, within five (5) days after receipt by Administrative Agent, Lead Arranger or such Lender, as the case may be, of such financial statements, Administrative Agent or Requisite Lenders may request Borrower to conduct a conference call with Administrative Agent, Lead Arranger and any Lenders who desire to participate therein to discuss the most recently reported financial results and the financial condition of Borrower and its Subsidiaries, on which call shall be present the chief financial officer and such other officers of the Credit Parties as may be reasonably requested to attend by Administrative Agent or Requisite Lenders. Such conference calls shall be held at a time convenient to Administrative Agent, such Requisite Lenders and Borrower.”

(y) Section 6.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(b) Investments permitted pursuant to Section 6.7(d);”.

(z) Section 6.1(k) of the Credit Agreement is hereby amended by deleting the words “all principal payments” appearing in clause (i)(B) thereof and substituting the words “the amount of the Required Equity Issuance Mandatory Prepayment (as defined in the First Amendment Agreement) in respect of principal and all other principal payments” in lieu thereof.

(aa) Section 6.1(m) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(m) from the Closing Date, through and including the date that is the earlier of (i) the date of the Existing Headquarters Asset Sale and (ii) October 24, 2012, the Existing Headquarters Loan and the Existing Headquarters Guaranty; provided that such Existing Headquarters Loan shall be repaid in cash in full on the earlier of (x) the date of the Existing Headquarters Asset Sale and (y) October 24, 2012; provided, further, that the Existing Headquarters Guaranty shall be cancelled and released upon the repayment in full of the Existing Headquarters Loan; and”.

(bb) Section 6.1 of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (l) thereof and (ii) adding a new clause (n) thereto immediately following clause (m) thereof as follows:

“(n) unsecured Indebtedness of Borrower and its Subsidiaries not to exceed $35,000,000 in aggregate principal amount at any time outstanding which is subordinated to the Obligations in a manner reasonably satisfactory to Lead Arranger; provided that, immediately prior to the incurrence of any such Indebtedness, the Leverage Ratio, as determined of the last day of the immediately preceding Fiscal Quarter with respect to which Borrower has delivered to Administrative Agent, Lead Arranger and Lenders the financial statements required pursuant to Section 5.1(b), for the twelve (12) month period ending on such date, is less than 4.00 to 1.00.”

(cc) Section 6.2(p) of the Credit Agreement is hereby amended by deleting the words “June 30, 2008” in each place appearing therein and substituting the words “October 24, 2012” in lieu thereof.

(dd) Section 6.5(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(c) from the Closing Date, through and including the date that is the earlier of (x) the Existing Headquarters Asset Sale and (y) October 24, 2012, Borrower may make (i) payments in respect of the Indebtedness outstanding under the Existing Headquarters Loan (as in effect on Existing Headquarters Mortgage Modification Effective Date, after giving effect to the Existing Headquarters Mortgage Modification) in accordance with the terms thereof and (ii) a single voluntary prepayment of principal (and accrued interest) in respect of the Indebtedness outstanding under the Existing Headquarters Loan (as in effect on the Existing Headquarters Mortgage Modification Effective Date, after giving effect to the Existing Headquarters Mortgage Modification) (A) with the proceeds of the Existing Headquarters Asset Sale and/or (B) with Cash on hand or with the proceeds of a “Revolving Loan” under and as defined in the First Lien Credit Agreement; provided, in each case, that Borrower shall promptly comply with its obligations under Section 5.11.”

(ee) Section 6.7(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(b)(i) equity Investments owned by Borrower and its Subsidiaries as of the First Amendment Effective Date in any Subsidiary, (ii) Investments described in clauses (i) and (ii) of the definition thereof made after the Closing Date in any wholly-owned

Guarantor Subsidiary, (iii) Investments described in clauses (i) and (ii) of the definition thereof made after the Closing Date by any Foreign Subsidiary of Borrower in another Foreign Subsidiary of Borrower, and (iv) Investments described in clauses (i) and (ii) of the definition thereof made by Borrower or any Domestic Subsidiary of Borrower in Foreign Subsidiaries of Borrower, provided that, before and after giving effect to each such Investment made pursuant to this clause (iv) on or after the First Amendment Effective Date, the aggregate amount of all Investments, determined on a net basis, made pursuant to this clause (iv) on or after the First Amendment Effective Date plus the outstanding principal balance of all Investments made pursuant to Section 6.7(d)(iii) on or after the First Amendment Effective Date shall not exceed $10,000,000;”.

(ff) Section 6.7(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(d) Investments described in clause (iii) of the definition thereof by (i) any Domestic Subsidiary of Borrower or Borrower to any other Domestic Subsidiary of Borrower (other than GretagMacbeth, LLC) or Borrower; (ii) any Foreign Subsidiary to Borrower or any Subsidiary of Borrower; (iii)(x) Borrower or any Domestic Subsidiary of Borrower to Foreign Subsidiaries of Borrower outstanding on the First Amendment Effective Date, and (y) Borrower or any Domestic Subsidiary of Borrower to Foreign Subsidiaries of Borrower on or after the First Amendment Effective Date, provided that, before and after giving effect to each such Investment made on or after the First Amendment Effective Date, the aggregate outstanding principal balance of all Investments made pursuant to this clause (iii)(y) on or after the First Amendment Effective Date plus the aggregate amount of all Investments, determined on a net basis, made pursuant to Section 6.7(b)(iv) on or after the First Amendment Effective Date shall not exceed $10,000,000; or (iv) a Foreign Subsidiary of Borrower to another Foreign Subsidiary of Borrower; provided that (A) all such Investments permitted pursuant to clauses (i), (ii) and (iii) of this Section 6.7(d), if constituting Indebtedness, shall be evidenced by promissory notes, (B) all such notes evidencing such Investments shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, and (C) all such Investments, if constituting Indebtedness, shall be unsecured and, if owed by a Credit Party, subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement that, in any such case, is reasonably satisfactory to Lead Arranger and Requisite Lenders;”.

(gg) Section 6.8(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(a) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter ending closest to the dates set forth below, beginning with the Fiscal Quarter ending closest to December 31, 2008, to be less than the correlative ratio indicated in the following table:

Fiscal Quarter Ended	Interest Coverage Ratio
December 31, 2008	1.40 to 1.00
March 31, 2009	1.50 to 1.00
June 30, 2009	1.60 to 1.00
September 30, 2009	1.70 to 1.00
December 31, 2009	1.80 to 1.00
March 31, 2010 and the last day of each Fiscal Quarter ending thereafter	1.90 to 1.00

(hh) Section 6.8(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(b) Leverage Ratio. Borrower shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending closest to the dates set forth below, beginning with the Fiscal Quarter ending closest to December 31, 2008, to exceed the correlative ratio indicated in the following table:

Fiscal Quarter Ended	Leverage Ratio
December 31, 2008	6.00:1.00
March 31, 2009	6.00:1.00
June 30, 2009	5.75:1.00
September 30, 2009	5.50:1.00
December 31, 2009	5.25:1.00
March 31, 2010	5.13:1.00
June 30, 2010	5.00:1.00
September 30, 2010	4.88:1.00
December 31, 2010	4.75:1.00
March 31, 2011	4.63:1.00
June 30, 2011	4.50:1.00
September 30, 2011	4.38:1.00
December 31, 2011	4.25:1.00
March 31, 2012	4.13:1.00
June 30, 2012	4.00:1.00
September 30, 2012	3.88:1.00
December 31, 2012 and the last day of each Fiscal Quarter ending thereafter	3.75:1.00

(ii) Section 6.8(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(c) Maximum Consolidated Capital Expenditures. Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Borrower and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, (but in no event more than $4,000,000) of such amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

Fiscal Year	Consolidated Capital Expenditures
2008	$12,500,000
2009	$13,500,000
2010 and each Fiscal Year thereafter	$14,500,000

(jj) Section 6.8(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(d) Intentionally Omitted.”

(kk) Section 6.9(f) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(f) Permitted Acquisitions; provided that (i) the total consideration paid or payable (including without limitation, any deferred payment) for all Permitted Acquisitions consummated after the First Amendment Effective Date shall not exceed $60,000,000 in the aggregate plus amounts paid with equity the issuance of which is permitted hereunder or Cash equity proceeds not required to be used to prepay Loans pursuant to the terms hereof, and (ii) subject to the other terms and provisions hereof, Borrower may make such Permitted Acquisitions with Cash of Borrower and its Subsidiaries, proceeds of revolving loans under the First Lien Credit Agreement and other Indebtedness permitted hereunder, so long as the aggregate amount of all such Cash of Borrower and its Subsidiaries, proceeds of revolving loans under the First Lien Credit Agreement and other Indebtedness permitted hereunder does not exceed $15,000,000 for all such Permitted Acquisitions during the term of this Agreement (or, to the extent that the aggregate amount of all such Cash, proceeds of revolving loans under the First Lien

Credit Agreement and other Indebtedness permitted hereunder exceeds $15,000,000, so long as after giving pro forma effect to the incurrence of such Indebtedness and the consummation of the applicable Permitted Acquisition, the Leverage Ratio, as determined of the last day of the immediately preceding Fiscal Quarter with respect to which Borrower has delivered to Administrative Agent, Lead Arranger and Lenders the financial statements required pursuant to Section 5.1(b)(ii), for the twelve (12) month period ending on such date, is less than 4.50 to 1.00;”.

(ll) Section 6.12 of the Credit Agreement is hereby amended by (i) deleting the words “such a holder or Affiliate” appearing therein and substituting the words “an Affiliate” in lieu thereof, (ii) inserting the words “or board observers” immediately after the words “(or similar governing body)” appearing in clause (b) thereof, (iii) deleting the word “and” at the end of clause (c) thereof and (iv) adding a new clause (e) thereto immediately following clause (d) thereof as follows: “; and (e) any transaction between Borrower and any of its Subsidiaries and any Subsidiary of Borrower that is expressly permitted hereunder”.

(mm) Section 6.14 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:.

“6.14 Amendments or Waivers of Related Agreements. Except (a) pursuant to the terms and provisions of the First Amendment Agreement and the Intercreditor Reaffirmation and Amendment and (b) in the case of the First Lien Credit Documents, as otherwise provided in the Intercreditor Agreement (as amended by the Intercreditor Reaffirmation and Amendment), no Credit Party shall nor shall it permit any of its Subsidiaries to agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the date hereof without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.”

(nn) Section 6.15 of the Credit Agreement is hereby amended by (i) deleting the words “No Credit Party” appearing at the beginning thereof and (ii) substituting the words “Except pursuant to the terms and provisions of the Existing Headquarters Mortgage Modification, no Credit Party” in lieu thereof.

(oo) Exhibit C to the Credit Agreement is hereby deleted in its entirety and a revised Exhibit C attached hereto as Exhibit D is substituted in lieu thereof.

Section 5. Conditions to Effectiveness of this Agreement.

This Agreement shall become effective (the date of such effectiveness being referred to herein as the “Forbearance Effective Date”) upon satisfaction in a manner reasonably satisfactory to Lead Arranger and Requisite Lenders of each of the following conditions:

(a) Administrative Agent shall have (i) signed this Agreement, (ii) received counterparts of this Agreement executed by the Credit Parties and (iii) notified the parties hereto that it has received counterparts of this Agreement executed by Requisite Lenders;

(b) Lead Arranger shall have received (i) a copy of a fully executed agreement effecting, with necessary conforming changes, the terms and provisions of this Agreement with respect to the First Lien Credit Documents (the “Corresponding First Lien Agreement”) in the form attached hereto as Exhibit E, (ii) a fully executed copy of each of the Investment Agreements (and each such Investment Agreement shall have been executed and delivered by each of the respective parties thereto and shall have become effective in accordance with its respective terms) and (iii) a certificate of an Authorized Officer of Borrower substantially in the form attached hereto as Exhibit F-1, dated as of the Forbearance Effective Date, confirming satisfaction of the conditions precedent set forth in Sections 5(d), 5(e) and 5(f) and in Sections 5(d), 5(e), 5(f) and 5(g) of the Corresponding First Lien Agreement;

(c) Lead Arranger shall have received a fully executed original of the Consent, Reaffirmation and First Amendment to Intercreditor Agreement executed by the First Lien Collateral Agent, Collateral Agent, Borrower and the other Credit Parties (the “Intercreditor Reaffirmation and Amendment”) in the form attached hereto as Exhibit G;

(d) Borrower shall have paid all fees then due and payable to the Agents and Lead Arranger pursuant to the Credit Documents and, to the extent invoiced by Lead Arranger not less than two (2) Business Days prior to the Forbearance Effective Date, shall have reimbursed the Agents and Lead Arranger for all reasonable costs and expenses incurred by Agents and Lead Arranger in connection with this Agreement, including, without limitation, the preparation, negotiation and execution of this Agreement (including reasonable attorney’s fees of counsel to the Agents and Lead Arranger) and all actual costs and expenses of the consultants or financial advisors employed or retained by the Agents and Lead Arranger, on behalf of the Lenders, in connection with the restructuring of the Loans and the negotiation of this Agreement; and

(e) Borrower shall have paid (and Borrower hereby covenants and agrees to pay) to Administrative Agent in immediately available Dollars, for the account of each Lender that has delivered an executed signature page to this Agreement on or prior to the date hereof (each, a “Signing Lender”), a fee in an amount equal to one-half of one percent (0.50%) of each such Signing Lender’s Loan Exposure as of the Forbearance Effective Date, which fee shall be non-refundable for any reason and fully earned and payable as of the date hereof; and

(f) the accuracy of the representations and warranties contained in Section 7 hereof.

Section 6. Conditions to Effectiveness of Waiver of Designated Defaults and Amendments to the Credit Agreement. Notwithstanding anything to the contrary set forth herein, the waiver of each of the Designated Defaults set forth in Section 3, and the respective amendments to the Credit Agreement set forth in Section 4, in each case shall become effective (the date of such effectiveness being referred to herein as the “First Amendment Effective Date”) upon satisfaction in a manner reasonably satisfactory to Lead Arranger and Requisite Lenders of each of the following conditions:

(a) the Forbearance Termination Date shall not have occurred;

(b) Lead Arranger shall have received a certificate of an Authorized Officer of Borrower substantially in the form attached hereto as Exhibit F-2, dated as of the First Amendment Effective Date, confirming satisfaction of the conditions precedent set forth in Sections 6(a), 6(d) (to the extent applicable), 6(e), 6(f), 6(g), 6(h), 6(i), 6(j) and 6(k) and in Sections 6(a), 6(d) (to the extent applicable), 6(e), 6(f), 6(g), 6(h), 6(i), 6(j), 6(k) and 6(l) of the Corresponding First Lien Agreement;

(c) Lead Arranger shall have received evidence satisfactory to Lead Arranger and Requisite Lenders that (i) the Required Equity Issuance has been consummated in accordance with the terms and provisions of the respective Investment Agreements, this Agreement and applicable law, (ii) the Required Gross Proceeds are not less than $125,000,000, (iii) Required Gross Proceeds in an amount necessary to pay and satisfy in full all Restructuring Transaction Costs shall be applied substantially contemporaneously with receipt thereof by of for the account of Borrower in payment of the Initial Equity Issuance Payment, the Goldman Hedge Payoff Amount, the Existing Headquarters Loan Repayment Amount, the First Lien Lender Fees and the Second Lien Lender Fees, in each case to the extent and in the manner contemplated by this Agreement, (iv) the Net Cash Proceeds from Required Equity Issuance have been applied on account of the Required Equity Issuance Mandatory Prepayment and the Initial Second Lien Prepayment, in each case to the extent and in the manner contemplated by this Agreement, and (v) all conditions set forth in this Section 6 have been satisfied;

(d) if the Life Insurance Policy Sale was consummated after the Forbearance Effective Date, Borrower shall have made a mandatory prepayment of the First Lien Term Loans with the Net Asset Sale Proceeds of such sale (other than the Retained Insurance Proceeds) pursuant to Section 2.14 of the First Lien Credit Agreement to the extent and in the manner contemplated by the Corresponding First Lien Agreement;

(e) Borrower shall have delivered to Lead Arranger (i) a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (A) the names and true signatures of the officers of each of the Credit Parties authorized to sign this Agreement and the other documents to be delivered hereunder and (B) the resolutions of the board of directors (or other governing authority) of the Credit Parties evidencing approval for this Agreement, and the Credit Agreement, as amended hereby, and (ii) originally executed copies of the favorable opinions of counsel to the Credit Parties (which counsel shall be reasonably satisfactory to Lead Arranger) with respect to such matters as Lead Arranger may reasonably request, dated as of the First Amendment Effective Date and otherwise in form and substance reasonably satisfactory to Lead Arranger (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders);

(f) Borrower shall have delivered to Lead Arranger a certificate executed by an Authorized Officer of Borrower in form and substance reasonably satisfactory to Lead Arranger and Requisite Lenders certifying that the Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2008 is not less than $15,000,000;

(g) Borrower shall have paid (and Borrower hereby covenants and agrees to pay) to Administrative Agent in immediately available Dollars, for the account of each Signing Lender, a fee in an amount equal to one-half of one percent (0.50%) of such Signing Lender’s

Loan Exposure as of the First Amendment Effective Date after giving effect to any repayment of the Loans to be made on the First Amendment Effective Date (such fee, together with the fees referred to in Section 5(e), the “Second Lien Lender Fees”), which fee shall be non-refundable for any reason and fully earned and payable as of the First Amendment Effective Date;

(h) Borrower shall have paid all fees then due and payable to the Agents and Lead Arranger pursuant to the Credit Documents and, to the extent invoiced by Lead Arranger not less than two (2) Business Days prior to the First Amendment Effective Date, shall have reimbursed the Agents and Lead Arranger for all reasonable costs and expenses incurred by the Agents and Lead Arranger in connection with this Agreement, including, without limitation, the preparation, negotiation and execution of this Agreement (including reasonable attorney’s fees of counsel to the Agents and Lead Arranger) and all actual costs and expenses of the consultants or financial advisors employed or retained by the Agents and Lead Arranger, on behalf of the Lenders, in connection with the restructuring of the Loans and the negotiation of this Agreement;

(i) the accuracy of the representations and warranties contained in Section 7 hereof;

(j) Borrower shall have delivered to Collateral Agent and Lead Arranger (i) an updated Collateral Questionnaire, dated as of the First Amendment Effective Date and executed by each Credit Party and (ii) a certificate of an Authorized Officer of Borrower certifying that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed (or will be filed on the First Amendment Effective Date) of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent reasonably necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period) or as reasonably required by Lead Arranger;

(k) after giving effect to Section 3 of this Agreement, no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing; and

(l) the Existing Headquarters Mortgage Modification shall have become effective.

Lead Arranger agrees that, upon receipt by Lead Arranger of: (a) a certificate of an Authorized Officer of Borrower certifying that, subject to (i) the application of the Net Cash Proceeds from Required Equity Issuance in payment of the Required Equity Issuance Mandatory Prepayment and the Initial Second Lien Prepayment, in each case to the extent and in the manner contemplated by this Agreement, and (ii) the funding by the Equity Investors of the Required Gross Proceeds and the application thereof to the payment and satisfaction in full of the Initial Equity Issuance Payment, the Goldman Hedge Payoff Amount, the Existing Headquarters Loan Repayment, the First Lien Lender Fees and the Second Lien Lender Fees, in each case to the extent and in the manner contemplated by this Agreement, Borrower has satisfied the conditions set forth in this Section 6 required to be satisfied by Borrower; (b) all documents required to be delivered by Borrower to Lead Arranger pursuant to this Section 6, in each case in form and substance conforming to the requirements with respect thereto set forth in this Section 6, as reasonably determined by Lead Arranger; and (c) a funds flow describing the sources and uses of the Required Gross Proceeds and the Net Cash Proceeds from Required Equity Issuance, respectively, that are consistent with the sources and uses of the Required Gross Proceeds and the Net Cash Proceeds from Required Equity Issuance consented to and otherwise contemplated by the terms and provisions of this Agreement, Lead Arranger shall deliver written notice to Borrower and OEP confirming that (x) the documents delivered pursuant to clause (b) of this paragraph are each in form and substance satisfactory to Lead Arranger (so long as such documents are, in fact, in form and substance reasonably satisfactory to Lead Arranger), and (y) upon satisfaction of the requirements set forth in clauses (a)(i) and (a)(ii) in this paragraph, and in reliance on the certificate of the Authorized Officer of Borrower described in clause (a) above, the First Amendment Effective Date will occur.

Section 7. Representations and Warranties. To induce the Agents and the Lenders to enter into this Agreement, each Credit Party hereby represents and warrants to the Agents and Lenders that (i) as of the date hereof (in the case of each of such representations and warranties, other than those set forth in clause (a) below) and (ii) as of the First Amendment Effective Date (in the case of all such representations and warranties):

(a) After giving effect to Sections 2, 3 and 4 of this Agreement, each of the representations and warranties made by such Credit Party contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(b) such Credit Party has all requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as amended hereby;

(c) the execution, delivery and performance by such Credit Party of this Agreement and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action by such Credit Party;

(d) the execution, delivery and performance by such Credit Party of this Agreement, and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, any of the Organizational Documents of Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, except to the extent that any such violations could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual

Obligation of Borrower or any of its Subsidiaries, except to the extent that any such conflicts, breaches or defaults could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents that were obtained on or before the date hereof and disclosed in writing to Administrative Agent except for any such approvals or consents the failure of which to obtain could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect;

(e) this Agreement constitutes, and the Credit Agreement, as amended hereby, on the First Amendment Effective Date shall constitute, the legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(f) no Default or Event of Default presently exists, other than the Designated Defaults.

Section 8. Reference and Effect on the Credit Documents.

(a) On and after the Amendment Closing Date each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Credit Documents to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended or otherwise modified hereby.

(b) The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or otherwise modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. The Credit Agreement and the other Credit Documents are in full force and effect and are hereby in all respects ratified and confirmed.

(d) Except as expressly set forth herein, nothing contained in this Agreement and no action by, or inaction on the part of, any Lender or the Agent shall, or shall be deemed to, directly or indirectly constitute a consent to or waiver of any past, present or future violation of any provisions of the Credit Agreement or any other Credit Document.

(e) This Agreement is a Credit Document.

Section 9. Amendments; Successors and Assigns.

No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent, Collateral Agent and the Requisite Lenders and, in the case of any such amendment or modification, each of the Credit Parties. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated to any other Person by any Credit Party without the prior written consent of Administrative Agent, Collateral Agent and the Requisite Lenders.

Section 10. Tolling of Statute of Limitations.

Each and every statute of limitations or other applicable law, rule or regulation governing the time by which any Agent or any Lender must commence legal proceedings or otherwise take any action with respect to exercising any of its respective rights, powers or remedies directly or indirectly against the Credit Parties with respect to any breach or default existing on or prior to the Forbearance Termination Date, including, without limitation, actions under or in respect of the Credit Agreement or any of the other Credit Documents, shall be tolled while this Agreement is effective. Each Credit Party agrees, to the fullest extent permitted by law, not to include such period of time in any assertion by it at any time that a statute of limitations or other applicable law, rule or regulation bars or otherwise acts as a defense (whether equitable or legal) to any legal proceeding or other action by any Agent or any Lender in exercise of its respective rights, powers or remedies, directly or indirectly, with respect to any or all of the breaches or defaults referred to in the immediately preceding sentence.

Section 11. Agreement Not a Defense.

Each Credit Party agrees that, subject to the Forbearance, the waiver of the Designated Defaults set forth in Section 3 hereof and the other terms and provisions of this Agreement, the agreements of the Agents and Lenders under this Agreement shall not constitute a defense by the Credit Parties to the exercise by any Agent or any Lender of any right, power or remedy which such Person may have under or in respect of the Credit Agreement or any of the other Credit Documents and any other agreement or document relating thereto (and including rights, powers and remedies at law, in equity or by statute).

Section 12. GOVERNING LAW AND JURISDICTION.

(a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) SUBMISSION TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13. Miscellaneous.

(a) Further Assurances. At any time and from time to time, upon the request of any Agent or Requisite Lenders, each Credit Party will, at its expense, promptly execute, acknowledge and deliver all such further documents and do such other acts and things as such Agent or Requisite Lenders, as the case may be, may reasonably request in order to effect fully the purposes of this Agreement.

(b) Consent of Guarantors. Each of the Guarantors of the Obligations of Borrower under the Credit Agreement that is a party to this Agreement hereby (a) consents to the terms and provisions hereof, (b) acknowledges that notwithstanding the execution and delivery hereof, the obligations of each of such Guarantor are not impaired or affected and its Guaranty continues in full force and effect, and (c) ratifies, confirms and reaffirms its Guaranty and each of the Credit Documents to which it is a party.

(c) Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

(d) Release of Claims. In consideration of the Lenders’ and the Agents’ agreements contained in this Agreement, each Credit Party hereby irrevocably releases and forever discharge each of the Agents, Lenders, and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, which such Credit Party ever had or now has against any Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Credit Document on or prior to the date hereof and actually known to such Credit Party as of the date hereof (it being understood and agreed that nothing herein shall affect the continued effectiveness of the indemnity provisions set forth in Section 10.3 of the Credit Agreement).

(e) No Waiver, Etc. Except as otherwise expressly set forth herein, nothing in this Agreement is intended or shall be deemed or construed to extend to or affect in any way any of the Obligations or any of the rights and remedies of any Agent or any Lender arising under the Credit Agreement, any of the other Credit Documents or applicable law. The failure of any Agent or any Lender at any time or times hereafter to require strict performance by any Credit Party or any other Person obligated under any Credit Document of any of the respective provisions, warranties, terms and conditions contained herein or therein shall not waive, affect or diminish any right of such Person at any time or times thereafter to demand strict performance thereof; and no rights of any Agent or any Lender hereunder shall be deemed to have been waived by any act or knowledge of such Person, or any of its agents, attorneys, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer of such Person and specifying such waiver. Except as otherwise expressly set forth herein, no waiver by any Agent or any Lender of any of its rights or remedies shall operate as a waiver of any other of its rights or remedies or any of its rights or remedies on a future occasion at any time and from time to time. All terms and provisions of the Credit Agreement and each of the other Credit Documents remain in full force and effect, except to the extent expressly modified by this Agreement.

(f) Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission or electronic mail in portable document format a signature page of this Agreement signed by such party, and such signature shall be treated in all respects as having the same effect as an original signature.

(g) Acknowledgment of Legal Counsel; Drafting of Agreement. Each Credit Party represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind whatsoever, entered into this Agreement and the agreements, documents and instruments, if any, executed in connection with this Agreement. Each Credit Party further represents and warrants and acknowledges and agrees that it has participated in the drafting of this Agreement.

(h) Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

(i) No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns. No Person other than the parties hereto, their respective successors and assigns and any other Lender shall have rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights are hereby expressly disclaimed.

(j) Section Titles. The section and subsection titles contained in this Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Agents and the Lenders, on the one hand, and the Credit Parties on the other hand. Any reference in this Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Agreement.

[Signature Pages Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BORROWER:

X-RITE, INCORPORATED, a Michigan corporation, as Borrower

By:	/s/ Thomas J. Vacchiano, Jr.
Name:	Thomas J. Vacchiano, Jr.
Its:	Chief Executive Officer

OTHER CREDIT PARTIES:

OTP, INCORPORATED, a Michigan corporation
MONACO ACQUISITION COMPANY, a Michigan corporation
X-RITE GLOBAL, INCORPORATED, a Michigan corporation
X-RITE HOLDINGS, INC., a Michigan corporation
X-RITE MA, INCORPORATED, a Michigan corporation
HOLOVISION ACQUISITION COMPANY, a Michigan corporation
XR VENTURES, LLC, a Michigan limited liability company
GRETAGMACBETH, LLC, a Delaware limited liability company
PANTONE, INC., a Delaware corporation
PANTONE ASIA, INC., a Delaware corporation
PANTONE GERMANY, INC., a Delaware corporation
PANTONE INDIA, INC., a Delaware corporation
PANTONE JAPAN, INC., a Delaware corporation
PANTONE U.K., INC., a Delaware corporation

By:	/s/ Thomas J. Vacchiano, Jr
Name:	Thomas J. Vacchiano, Jr.
Title:	President

[Signature Page to Second Lien Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), as Administrative Agent and Collateral Agent

By:	/s/ Robert D. Hingston
Name:	Robert D. Hingston
Title:	Vice President

[Signature Page to Second Lien Forbearance Agreement]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of July 31, 2008 (it being acknowledged that such effective date shall not affect any representations, warranties or other rights of any of the parties to this Agreement).

ABLECO FINANCE LLC, as a Lender

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	President

[Signature Page to Second Lien Forbearance Agreement]

ARES CAPITAL CORPORATION, as a Lender

By:	/s/ R. Kipp deVeer
Name:	R. Kipp deVeer
Title:	Authorized Signatory

ARCC COMMERCIAL LOAN TRUST 2006, as a Lender

By:	/s/ Michael Arougheti
Name:	Michael Arougheti
Title:	President

[Signature Page to Second Lien Forbearance Agreement]

Denali Capital LLC, managing member of DC Funding Partners LLC, portfolio manager for
DENALI CAPITAL CLO VII, LTD, or an affiliate as a Lender

By:	/s/ John P. Thacker
Name:	John P. Thacker
Title:	Chief Credit Officer

Denali Capital LLC, managing member of DC Funding Partners LLC, portfolio manager for
DENALI CAPITAL CREDIT OPPORTUNITY FUND FINANCING, LTD., or an affiliate as a Lender

By:	/s/ John P. Thacker
Name:	John P. Thacker
Title:	Chief Credit Officer

[Signature Page to Second Lien Forbearance Agreement]

GE BUSINESS FINANCIAL SERVICES INC., as a Lender

By:	/s/ Bond Harberts
Name:	Bond Harberts
Title:	Duly Authorized Signatory

[Signature Page to Second Lien Forbearance Agreement]

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING, as Lead Arranger and a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	Vice President

GOLDENTREE CAPITAL OPPORTUNITIES, LP, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	Vice President

GOLDENTREE MULTISTRATEGY SUBSIDIARY LLC, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	Vice President

GOLDENTREE 2004 TRUST, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	Vice President

[Signature Page to Second Lien Forbearance Agreement]

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	Vice President

GOLDENTREE MULTISTRATEGY FINANCING LTD, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	Vice President

[Signature Page to Second Lien Forbearance Agreement]

GOLUB CAPITAL MANAGEMENT CLO 2007-1, LTD, as a Lender

By: Golub Capital Management LLC, as Collateral Manager

By:	/s/ Mike Loehrke
Name:	Mike Loehrke
Title:	Senior Vice President

GOLUB CAPITAL SENIOR LOAN OPPORTUNITY FUND, LTD., as a Lender

By: Golub Capital Incorporated, as Collateral Manager

By:	/s/ Mike Loehrke
Name:	Mike Loehrke
Title:	Senior Vice President

[Signature Page to Second Lien Forbearance Agreement]

KOHLBERG CAPITAL FUNDING LLC I, as a Lender

By:	/s/ Daniel Gilligan
Name:	Daniel Gilligan
Title:	Authorized Signatory
Kohlberg Capital Corporation

[Signature Page to Second Lien Forbearance Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Peta Swidler
Name:	Peta Swidler
Title:	Senior Vice President

[Signature Page to Second Lien Forbearance Agreement]

PANGAEA CLO 2007-1 LTD, as a Lender

By:	/s/ Michael P. King
Name:	Michael P. King
Title:	Senior Managing Director

[Signature Page to Second Lien Forbearance Agreement]

DRYDEN VII - LEVERAGED LOAN CDO 2004, as a Lender

By:	Prudential Investment Management, Inc., as Collateral Manager

By:	/s/ Joseph Lemanowicz
Name:	Joseph Lemanowicz
Title:	Principal

DRYDEN XVIII LEVERAGED LOAN 2007 LTD., as a Lender

By:	Prudential Investment Management, Inc., as Collateral Manager

By:	/s/ Joseph Lemanowicz
Name:	Joseph Lemanowicz
Title:	Principal

[Signature Page to Second Lien Forbearance Agreement]

SCHEDULE 1

TO

FORBEARANCE AGREEMENT AND CONSENT, WAIVER AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Dated as of August 20, 2008

DESIGNATED DEFAULTS

(a)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to deliver evidence that each of the Key Person Life Insurance Policies has been collaterally assigned to Collateral Agent for the benefit of the Lenders as required pursuant to Section 5.16 of the Credit Agreement within thirty (30) days after the Closing Date;

(b)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to maintain Interest Rate Agreements required pursuant to Section 5.12 of the Credit Agreement;

(c)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to comply with Section 6.1(m) of the Credit Agreement;

(d)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to comply with Section 6.2(p);

(e)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to sell the Existing Headquarters Asset pursuant to an Existing Headquarters Asset Sale as required under Section 5.17 of the Credit Agreement;

(f)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to deliver certain Collateral to Collateral Agent in the event gross revenue of X-Rite GmbH exceeds $5,000,000 as required under Section 5.13(a) of the Credit Agreement;

(g)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to either deliver evidence that X-Rite International, Inc. has been dissolved or to deliver Collateral to Collateral Agent on or prior to December 31, 2007 as required pursuant to Section 5.13(b) of the Credit Agreement;

(h)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to deliver the annual Collateral verification as and when required pursuant to Section 5.1(n) of the Credit Agreement;

(i)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to deliver the reports and other Collateral with respect to Foreign Subsidiaries pursuant to Section 5.10(b) of the Credit Agreement within sixty (60) days following the end of Fiscal Year 2007;

(j)	Event of Default or Default under Section 8.1(b) as a result of Borrower’s the early termination and acceleration of Borrower’s Existing Interest Rate Agreements with Goldman Sachs Capital Markets, L.P. (“Goldman Sachs”) resulting in a liability of $12,165,000 and Borrower’s failure to pay such amount to Goldman Sachs (the “Hedge Termination”);

(k)	Event of Default or Default Section 8.1(c) as a result of Borrower’s failure to comply with Section 6.8(a) of the Credit Agreement for the measurement period ending as of the last day of the Fiscal Quarter ending closest to June 30, 2008;

(l)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to comply with Section 6.8(b) of the Credit Agreement for the measurement period ending as of the last day of the Fiscal Quarter ending closest to March 31, 2008 and the measurement period ending as of the last day of the Fiscal Quarter ending closest to June 30, 2008;

(m)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to comply with Section 6.8(c) of the Credit Agreement for the measurement period ending as of the last day of the Fiscal Year ending December 30, 2007 (to the extent that the calculation of Consolidated Capital Expenditures for such measurement period include capitalized software);

(n)	Event of Default or Default Section 8.1(e) as a result of Borrower’s failure to prepare or deliver consolidating balance sheets or consolidating statements of income, or statements of shareholders’ equity or comparison against the Financial Plan, as required under Section 5.1(b) and (c) of the Credit Agreement for the Fiscal Year ending December 30, 2007 and for the Fiscal Quarters ending closest to March 31, 2008 and June 30, 2008;

(o)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to comply with Section 6.8(d) of the Credit Agreement for the measurement period ending as of the last day of the Fiscal Quarter ending closest to June 30, 2008;

(p)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to deliver a control agreement with respect to or close the deposit accounts of GretagMacBeth, LLC at Bank of America as set forth in that certain letter agreement, dated as of October 24, 2007 (the “Post-Closing Deliveries Letter”), between Administrative Agent and Borrower;

(q)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to deliver stock certificate representing 65% of the voting Capital Stock of the Subsidiaries (other than X-Rite Limited) identified in the Post-Closing Deliveries Letter;

(r)	Event of Default or Default under Section 8.1(e) as a result of Borrower’s failure to comply with the requirements of Section 5.10(a) of the Credit Agreement with respect to X-Rite Shanghai Color Management Limited;

(s)	Event of Default or Default under Section 8.1(b) as a result of Borrower’s failure to cure within sixty days the events of default under Sections 8.1(b), 8.1(d) and 8.1(e) of the First Lien Credit Agreement;

(t)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to provide notice of the foregoing Events of Default as and when required pursuant to Section 5.1(f) of the Credit Agreement;

(u)	Event of Default or Default under Section 8.1(d) to the extent that any representation, warranty, certification or statement may have been false in any material respect as a result of the failure to disclose any of the Designated Defaults, including without limitation the failure of Borrower to disclose in the financial statements delivered for the Fiscal Year ending December 30, 2007 and the accompanying Compliance Certificate Borrower’s failure to comply with Section 6.8(c) of the Credit Agreement for the measurement period ending as of the last day of the Fiscal Year ending December 30, 2007 (to the extent such calculation included of capitalized software);

(v)	Event of Default or Default under Section 8.1(c) as a result of Borrower’s failure to provide forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Loans as required pursuant to Section 5.1(i)(iii) of the Credit Agreement within forty five (45) days following the first Business Day of Fiscal Year 2008; and

(w)	Event of Default or Default under Section 8.1(c) as a as a result of Borrower’s failure to comply with Section 5.17 of the Credit Agreement.

SCHEDULE 2

TO

FORBEARANCE AGREEMENT AND CONSENT, WAIVER AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Dated as of August 20, 2008

CERTAIN FEES AND EXPENSES

Financial Advisors and Consulting Fees and Expenses	$11,980,000.00
Legal Fees and Expenses	$6,000,000.00
Total	$17,980,000.00

SCHEDULE 3

TO

FORBEARANCE AGREEMENT AND CONSENT, WAIVER AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Dated as of August 20, 2008

EXISTING HEDGE AGREEMENTS

(a)	Swap Agreement dated August 31, 2006 by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1706400397, in the initial amount of $32,500,000.00, with a trade date of August 31, 2006 and an effective date of September 5, 2006 and a termination date of June 5, 2008.

(b)	Swap Agreement dated August 31, 2006 by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1706400421, in the initial amount of $42,500,000.00, with a trade date of August 31, 2006, and an effective date of September 5, 2006 and a termination date of June 5, 2009.

(c)	Swap Agreement dated August 31, 2006 by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1706400463, in the initial amount of $53,100,000.00, with a trade date of August 31, 2006, and an effective date of September 5, 2006 and a termination date of June 5, 2010.

(d)	Swap Agreement dated December 27, 2007 by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1710377342, in the initial amount of $58,000,000, with a trade date of December 27, 2007, and an effective date of December 27, 2007 and a termination date of December 27, 2011.

(e)	Swap Agreement dated December 27, 2007, by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1710377368, in the initial amount of $50,000,000, with a trade date of December 27, 2007, and an effective date of December 27, 2007 and a termination date of December 27, 2012.

(f)	Swap Agreement dated December 27,2007, by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1710377382, in the initial amount of $50,000,000, with a trade date of December 27, 2007, and an effective date of December 27, 2007 and a termination date of December 27, 2012.

(g)	Swap Agreement dated December 27, 2007, by and between X-Rite, Inc. and Goldman Sachs Capital Markets, L.P., initially identified by GS reference number LTAA1710377429, in the initial amount of $50,000,000, with a trade date of December 27, 2007, and an effective date of December 27, 2007 and a termination date of December 27, 2012.

SCHEDULE 4

TO

FORBEARANCE AGREEMENT AND CONSENT, WAIVER AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Dated as of August 20, 2008

CERTAIN FEES AND EXPENSES

INCREMENTAL EQUITY ISSUANCE

Financial Advisors and Consulting Fees and Expenses	$1,500,000.00
Total	$1,500,000.00

SCHEDULE 5

TO

FORBEARANCE AGREEMENT AND CONSENT, WAIVER AND AMENDMENT NO. 1

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Dated as of August 20, 2008

LIFE INSURANCE POLICIES

Policy #	Date	Insurer	1st Insured	2nd Insured	Death Benefit
5101611	16-Nov-97	ING Security Life	Quinten Elliott Ward	Edith R. Fleming	15,000,000
5101612	27-Nov-97	ING Security Life	Quinten Elliott Ward	Marian L. Ward	15,000,000
5101613	16-Nov-97	ING Security Life	Rufus S. Teesdale	Edith R. Fleming	20,000,000
5101614	27-Nov-97	ING Security Life	Quinten Elliott Ward	Marian L. Ward	5,000,000
5101615	28-Dec-97	ING Security Life	Charles Van Namen	Myrtle C. Van Namen	20,000,000
5101616	28-Dec-97	ING Security Life	Darrell Theodore Thompson	Rufus S. Teesdale	5,000,000
5700063	28-Dec-97	John Hancock	Charles Van Namen	Myrtle C. Van Namen	10,000,000
57408890	28-Nov-97	John Hancock	Quinten E. Ward	Marian L. Ward	10,000,000
57408908	16-Jan-98	John Hancock	Darrell T. Thompson	Rufus S. Teesdale	10,000,000
57408916	16-Jan-98	John Hancock	Charles Van Namen	Myrtle C. Van Namen	10,000,000
57408924	17-Nov-97	John Hancock	Rufus S. Teesdale	Edith R. Fleming	10,000,000

					130,000,000